                                                                   Exhibit 10.24

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                            STOCK PURCHASE AGREEMENT

                                 By and Between

                               NOVARTIS PHARMA AG

                                       AND

                         REGENERON PHARMACEUTICALS, INC.

                           Dated as of March 28, 2003

================================================================================

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                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of March 28, 2003, by and between NOVARTIS PHARMA AG (the "Investor"), a corporation organized under the laws of Switzerland, with its principal place of business at Lichtstrasse 35, 4056 Basel, Switzerland, and REGENERON PHARMACEUTICALS, INC. (the "Company"), a corporation organized under the laws of New York with its principal place of business at 777 Old Saw Mill Road, Tarrytown, New York, U.S.A.

                  WHEREAS, concurrently with the execution of this Agreement, the Investor and the Company have entered into a Collaboration, License and Option Agreement (the "Collaboration Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement, and together with the Collaboration Agreement, the "Transaction Agreements"); and

                  WHEREAS, it is contemplated by the Collaboration Agreement that the Investor purchases, and the Company issues and sells to the Investor, shares of common stock of the Company pursuant to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

                  "Adjustment Period Termination Date" shall mean the thirtieth trading day immediately succeeding the date hereof.

                  "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banks located in New York, New York or Basel, Switzerland are authorized or required by law to close.

                  "Draft Form 10-K" shall mean the draft of the Company's Form 10-K, dated March 4, 2003, for the year ended December 31, 2002, provided to the Investor by the Company as amended by the substitution of page 14 thereof by a document delivered to the Investor on March 26, 2003.

                  "Governmental Authority" shall mean any federal, state, municipal, local, provincial, regional governmental authority in the United States or other political subdivision thereof and any Person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

                  "Material Adverse Effect" shall mean any events, occurrences or circumstances which give rise to or would reasonably be expected to give rise to, individually or in the aggregate, a material adverse effect on (i) the business, properties, financial condition or results of operations of the Company, or (ii) the ability of the Company to comply with its obligations under the Transaction Agreements.

                  "Per Share Price" shall mean the average closing price per share of the Company's common stock as quoted in the Wall Street Journal on each trading day during the period commencing on the eleventh trading day immediately succeeding the date hereof and ending on (and including) the Adjustment Period Termination Date.

                  "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a Governmental Authority.

                  Section 1.2 Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

         Defined Term              Section             Defined Term             Section
         ------------              -------             ------------             -------
Agreement                        Preamble      Indemnified Parties             6.2
ANDA                             3.16(a)       Indemnifying Party              6.2
Axokine Press Release            6.13(b)       Intellectual Property           3.14(a)(i)
BLA                              3.16(a)       IND                             3.16(a)
Closing                          2.2           Investor                        Preamble
Closing Date Stock               2.1           NDA                             3.16(a)
Collaboration Agreement          Preamble      Organizational Documents        3.1
Company                          Preamble      Purchase Price                  2.1
Company Intellectual Property    3.14(a)(ii)   Purchased Stock                 2.4(a)
Company SEC Documents            3.11          Registration Rights Agreement   Preamble
FDA                              3.16(b)       Securities Act                  3.2(b)
GCP                              3.16(b)       Severed Clause                  6.12
GLP                              3.16(c)       Transaction Agreements          Preamble

                  Section 1.3 Construction. In this Agreement, unless the context otherwise requires:

                  (a) any reference in this Agreement to "writing" or comparable expressions includes a reference to facsimile transmission or comparable means of communication;

                  (b) words expressed in the singular number shall include the plural and vice versa, words expressed in the masculine shall include the feminine and neuter gender and vice versa;

                  (c) references to Articles and Sections are references to articles and sections of this Agreement;

                  (d)      reference to "day" or "days" are to calendar days;

                  (e) this "Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

                  (f) "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import.

                  Section 1.4 Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Company, the Company confirms that it has made due and diligent inquiry as to the matters that are the subject of such representations and warranty.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

                  Section 2.1 Issuance of Common Stock. Subject to the terms and conditions hereof, on the date hereof, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase, 2,400,000 shares of its common stock (the "Closing Date Stock") for an aggregate purchase price of $48,000,000 (the "Purchase Price"), such number of shares of its common stock to be adjusted pursuant to Section 2.4

                  Section 2.2 Closing. The purchase and sale of the Purchased Stock (the "Closing") shall occur on the date hereof at the Company's offices at 777 Old Saw Mill Road, Tarrytown, New York.

                  Section 2.3 Delivery. The Company shall deliver to the Investor a stock certificate, registered in the Investor's name, representing the Purchased Stock, against payment of the Purchase Price by certified or cashier's check payable to the Company, or by wire transfer of same day funds to the Company's bank account as follows:

                  Beneficiary Name:              [*  *  *  *]
                  Beneficiary Address:           [*  *  *  *]

                  Account Number:                [*  *  *  *]
                  Bank Name:                     [*  *  *  *]
                  Bank Address:                  [*  *  *  *]

                  Bank Clearing Number:          [*  *  *  *]

                  Section 2.4       Determination of Purchased Stock.

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                  (a)      In the event that the number of shares of common
stock of the Company which is equal to the nearest whole number that is obtained by dividing $48,000,000 by the Per Share Price is (x) less than the number of shares of Closing Date Stock, the Investor shall promptly, but in no event later than the thirty-fifth trading day immediately succeeding the date hereof, deliver to the Company an amount of shares of common stock of the Company that is equal to such deficiency, or (y) greater than the number of shares of Closing Date Stock, the Company shall promptly, but in no event later than the thirty-fifth trading day immediately succeeding the date hereof, issue and deliver to the Investor, an amount of shares of common stock of the Company that is equal to such excess, provided, however that the aggregate amount of the Company's common stock issued to the Investor pursuant to Section 2.1 and this subsection (y) shall in no event exceed 19.9% of the issued and outstanding common stock of the Company as of the date hereof. The Closing Date Stock, as adjusted pursuant to this Section 2.4, is referred to herein as the "Purchased Stock").

                  (b) For the purposes of determining the number of shares of Purchased Stock required to be delivered pursuant to Section 2.4(a), adjustment shall be made in the event of any stock split, stock dividend, reverse stock split, recapitalization or the like that occurs between the Closing and the Adjustment Period Termination Date.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Investor as follows:

                  Section 3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite corporate power and corporate authority to own and operate its properties and assets, to carry on its business as now conducted, to enter into the Transaction Agreements, to issue and sell the Purchased Stock and to carry out the other transactions contemplated under the Transaction Agreements. The Company is qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has delivered to the Investor true, correct and complete copies of the Company's Restated Certificate of Incorporation and the Company's By-laws (together, the "Organizational Documents") as in effect on the date hereof.

                  Section 3.2       Capitalization and Voting Rights.

                  (a) The authorized capital of the Company as of March 26, 2003 consists of: (i) 160,000,000 shares of common stock, par value $0.001 per share, of which (x) 42,021,013 shares are issued and outstanding, (y) 2,486,181 shares are reserved for issuance upon conversion of the class A common stock, each share of class A common stock being convertible into one share of common stock, and (z) 11,401,366 shares are reserved for issuance pursuant to the Company's 1990 Long-Term Incentive Plan and 2000 Long-Term Incentive Plan, (ii) 40,000,000 shares of class A common stock, par value $0.001 per share, of which 2,486,181

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shares are issued and outstanding, and (iii) 30,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of common stock and class A common stock have been duly authorized, and all of the issued and outstanding shares of common stock and class A common stock have been validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable federal and state securities laws.

                  (b) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in the Draft Form 10-K, or as provided in the Transaction Agreements, there are not, nor upon the consummation of the transactions contemplated hereby, shall there be: (i) any outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company; (ii) any restrictions on the transfer of capital stock of the Company imposed by the Organizational Documents, or any agreement to which the Company is a party, any order of any court or any Governmental Authority to which the Company is subject, or any law other than state and federal securities laws; and (iii) any registration rights (including piggy-back rights) under the Securities Act of 1933, as amended (the "Securities Act") with respect to shares of the Company's capital stock.

                  (c) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in the Draft Form 10-K, the Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a shareholder or director of the Company.

                  (d) Since December 31, 2002, the Company has only issued stock options to its or subsidiaries' employees in the ordinary course of business, consistent with past practice.

                  Section 3.3       Subsidiaries. The Company does not have
any subsidiaries required to be disclosed in Exhibit 21 to the Draft Form 10-K.

                  Section 3.4 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of the Company thereunder, including the authorization, issuance and delivery of the Purchased Stock, has been taken. The Transaction Agreements have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights).

                  Section 3.5 No Conflicts. The execution, delivery and performance of the Transaction Agreements and compliance with the provisions thereof by the Company, does not and shall not: (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any Governmental Authority, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (whether or not with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage, lease or permit to which the Company is a party, or under which the Company or any of its assets is bound or affected, or (c) violate or conflict with any of the provisions of the Organizational Documents; except, in the case of subsections (a) and (b) as would not have a Material Adverse Effect.

                  Section 3.6 Valid Issuance of Purchased Stock. When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Purchased Stock shall be validly issued and outstanding, fully paid and nonassessable, free from any encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than restrictions on transfer under the Transaction Agreements and under federal and state securities laws.

                  Section 3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required in connection with the consummation of the transactions contemplated by the Transaction Agreements, except for registration or qualification, or taking such action to secure exemption from such registration or qualification, of the Purchased Stock under applicable state or federal securities laws, which actions shall be taken, by and at the expense of the Company, on a timely basis as may be required.

                  Section 3.8 Litigation. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in the Draft Form 10-K, there is no action, suit, proceeding or investigation pending or threatened against the Company or which the Company intends to initiate which questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated thereby, or which have a Material Adverse Effect, or result in any material change in the current equity ownership of the Company.

                  Section 3.9 Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder except where the failure to be in compliance does not have a Material Adverse Effect. The Company is and has been in compliance with all laws and governmental rules and regulations applicable to its business, properties and assets, and to the products and services sold by it, including, without limitation, all such rules, laws and regulations relating to fair employment practices, occupational safety and health and public safety, except where the failure to be in compliance does not have a Material Adverse Effect.

                  Section 3.10 Compliance with Other Instruments; Action. The Company has neither received written notice nor otherwise has knowledge of any violation or default of (a) any of the terms, conditions or provisions of any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage, lease or permit to which the Company is a party, or under which the Company or any of its assets is bound or affected, or (b) the

Organizational Documents; except, in the case of subsection (a) as would not have a Material Adverse Effect.

                  Section 3.11      Company SEC Documents; Financial Statements.

                  (a) Since December 31, 2001, the Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC ("Company SEC Documents"). As of their respective dates, each of the Company SEC Documents complied, and the Draft Form 10-K complies, in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and the Draft Form 10-K, and no Company SEC Documents when filed contained, and the Draft Form 10-K does not contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The financial statements of the Company included in the Draft Form 10-K comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the company as of the dates thereof and the results of its operations and cash flows for the periods then ended.

                  Section 3.12 Liabilities. The Company does not have any liabilities, whether absolute, accrued, contingent or otherwise, except for liabilities (i) set forth in the audited balance sheet for the year ended December 31, 2002 included in the Draft Form 10-K, or specifically disclosed in the footnotes thereto or (ii) incurred in the ordinary course of business since December 31, 2002, that do not have a Material Adverse Effect.

                  Section 3.13 Absence of Changes. Since December 31, 2002, there has not been a Material Adverse Effect.

                  Section 3.14      Intellectual Property.

                  (a) For purposes of this Agreement, (i) "Intellectual Property" shall mean any of the following: (u) patents and patent applications;
(v) registered and unregistered trademarks, service marks and other indicia of origin, pending trademark and service mark registration applications, and intent-to-use registrations or similar reservations of marks; (w) registered and unregistered copyrights and applications therefor; (x) internet domain names, applications and reservations therefor, uniform resource locators and the corresponding Internet sites; (y) trade secrets and proprietary information not otherwise listed in (u) through (x) above, including, without limitation, unpatented inventions, invention disclosures, confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded, or unrecorded; and (6) any good will associated with any of the foregoing; and (ii) "Company Intellectual Property" shall mean any Intellectual Property or rights thereto, owned by or licensed to the Company for use in connection with the business of the Company.

                  (b) Except as does not have a Material Adverse Effect, except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in the Draft Form 10-K, and except with respect to the Trap-1 (as such term is defined in the Collaboration Agreement):

                           (i)      each item of Company Intellectual Property
which is registered, filed, issued or applied for, has been duly and validly registered in, filed in or issued by, the official governmental registrars and/or issuers (or officially recognized issuers) of patents, trademarks, copyrights or Internet domain names, in their respective jurisdictions of use and intended use, and each such registration, filing and/or issuance (x) has not been abandoned, canceled or otherwise compromised, (y) has been maintained effective by all requisite filings, renewals and payments, and (z) remains in full force and effect;

                           (ii)     the Company has the exclusive right to file,
prosecute and maintain all applications and registrations with respect to the Company Intellectual Property;

                           (iii)    the Company owns or is licensed to use the
Company Intellectual Property free and clear of any Liens, other than Permitted Liens without, with respect to Company-owned Intellectual Property, obligation to pay any royalty or any other fees with respect thereto; and

                           (iv)     the Company has not received any notice of
any claim, or a threat of any claim, from any third party, and no third party claims are pending, (i) challenging the right of the Company to use any Intellectual Property or alleging any violation, infringement, misuse or misappropriation by the Company of any Intellectual Property or indicating that the failure to take a license would result in any such claim, or (ii) challenging the ownership rights of the Company in any Company Intellectual Property or asserting any opposition, interference, invalidity, termination, abandonment, unenforceability, or other infirmity of any Company Intellectual Property.

                  Section 3.15      Environmental Matters.

                  (a)      For purposes of this Agreement:

                           (i)      "Environmental Claim" means any claim,
action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company, or
(b) circumstances forming the basis of any violation of any Environmental Law.

                           (ii)     "Environmental Laws" means all federal,
state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

                           (iii)    "Hazardous Materials" means all substances
defined as Hazardous Substances, Oils, Pollutants or Contaminants in the Natural Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

                           (iv)     "Release" means any release, spill,
emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                  (b) Except as set forth in the Company SEC Documents and the Draft Form 10-K:

                           (i)      the Company is in compliance with all
applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to so comply would not have a Material Adverse Effect; and

                           (ii)     there is no Environmental Claim pending or
threatened against the Company which would have a Material Adverse Effect

                  Section 3.16      FDA Matters.

                  (a) No director, officer or, to the Company's knowledge, employee of the Company directly involved in clinical trials has ever been convicted of a felony under law for conduct relating to the development, testing or approval of any drug, biological product or device, or the preparation or submission of an Investigational New Drug Application ("IND"), a New Drug Application ("NDA"), an Abbreviated New Drug Application ("ANDA"), or a Biologics License Application ("BLA").

                  (b) All clinical trials conducted, supervised or monitored by or on behalf of the Company have been conducted in compliance with all applicable federal, state and local laws, regulations, rules and requirements, including, but not limited to, current Good Clinical Practices ("GCPs") and the requirements of the regulations of the Food and Drug Administration ("FDA") at, where applicable, 21 C.F.R. Part 312, and 21 C.F.R.
Part 50, and the Company has not been cited for failure to comply with GCPs, except where any failure to so comply would not have a Material Adverse Effect.

                  (c) All nonclinical studies conducted by or on behalf of the Company are and have been conducted in accordance with current Good Laboratory Practices ("GLPs") and the requirements of the regulations of the FDA at, where applicable, in 21 C.F.R. Part 58, and the Company has not been cited for failure to comply with GLPs, except where the failure to so conduct such studies or to so comply would not have a Material Adverse Effect.

                  (d) Neither the Company nor, to the Company's knowledge, any of its agents or employees directly involved in clinical trials have been disqualified or debarred by the FDA under 21 U.S.C. Section 335a, nor has the Company, to its knowledge, used in any capacity the services of any Person who, at the time that the services were rendered, was debarred by the FDA under 21 U.S.C. Section 335a, except where such disqualification or debarrment would not have a Material Adverse Effect.

                  (e) The Company is in compliance with the applicable provisions, if any, of the Clinical Laboratories Improvement Act of 1967, as amended, except where any failure to so comply would not have a Material Adverse Effect.

                  Section 3.17 Offering. Subject to the accuracy of the Investor's representations set forth in Section 4.3 and 4.4, the offer, sale and issuance of the Purchased Stock to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements, other than those with which the Company has complied.

                  Section 3.18 Brokers' or Finders' Fees. No broker, finder, investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor hereby represents and warrants as follows:

                  Section 4.1 Organization; Good Standing. The Investor is a corporation duly organized, validly existing and in good standing under the laws of Switzerland. The Investor has all requisite corporate power and corporate authority to enter into the Transaction Agreements, to purchase the Purchased Stock and to carry out the other transactions contemplated under the Transaction Documents.

                  Section 4.2 Authorization. All corporate action on the part of the Investor, and its directors and stockholders necessary for the authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of the Investor thereunder, including the subscription and purchase of the Purchased Stock, has been taken. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights).

                  Section 4.3 Purchase Entirely for Own Account. The Purchased Stock shall be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation, or otherwise distributing the Purchased Stock. The Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person any of the Purchased Stock.

                  Section 4.4 Investment Experience and Accredited Investor Status. The Investor either (i) is an "accredited investor" (as defined in Regulation D under the Securities Act) or (ii) is a "non-U.S. person" (as defined in Regulation S under the Securities Act) and is not acquiring the Purchased Stock for the account or benefit of any U.S. Person.

                                   ARTICLE V

                   FURTHER ASSURANCES; SECURITIES LAW MATTERS

                  Section 5.1 Further Assurances. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

                  Section 5.2 Restricted Securities. The Investor understands that the Purchased Stock, when issued, shall be restricted securities under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  Section 5.3 Limitations on Disposition. The Investor shall not make any disposition of all or any portion of the Purchased Stock, except to a subsidiary, unless such disposition is in compliance with Article II of the Registration Rights Agreement and:

                  (a) there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement;

                  (b) the disposition is made pursuant to Rule 144 or similar provisions of federal securities laws as in effect from time to time; or

                  (c) (i) the Investor has notified the Company of the proposed disposition, and (ii) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel (which counsel shall be reasonably satisfactory to the Company) that such disposition will not require registration of such shares of the Purchased Stock under the Securities Act. The Company agrees and acknowledges that for the purpose of any opinion required pursuant to this

Section 5.3(c), White & Case LLP shall be considered counsel reasonably satisfactory to the Company without any further action or request on the part of the Investor.

                  Section 5.4 Legends. It is understood that the certificates representing the Purchased Stock shall bear the following legends:

                  (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to the Company) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act"; and

                  (b) any legend required by applicable state securities laws.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.1       Survival of Warranties.

                  (a) Except as set forth in subsection (b) below, the respective representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing until the thirtieth (30th) day after the expiration of the applicable statute of limitations (after giving effect to any waivers and extensions thereto) without regard to any investigation made by any of the parties hereto

                  (b)      The representations and warranties set forth in
Section 3.15 (Environmental Matters) shall survive indefinitely without regard to any investigation made by any of the parties hereto.

                  Section 6.2 Indemnification. Each party (an "Indemnifying Party") shall indemnify, defend and hold the other party and the other party's directors, officers, employees, agents and affiliates (collectively, the "Indemnified Parties") harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from, relating to, or connected with the untruth or inaccuracy of any representations or warranties (which untruth or inaccuracy shall, in the case of the representations and warranties set forth in Section 3.15, be determined without regard to any reference to "material" "in all material respects," "Material Adverse Effect" or other materiality qualifier) as of the date hereof, or any breach of any covenants of the Indemnifying Party contained herein. The foregoing indemnification shall survive the termination of this Agreement for any reason.

                  Section 6.3 Remedies. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity or action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

                  Section 6.4 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement and the rights and duties of the Company set forth herein may not be assigned, in whole or in part, by the Company. The Investor may assign the right and obligation to purchase the Purchased Stock for the Purchase Price, and all of its other rights and obligations under the Transaction Agreements, to any of its subsidiaries, provided that the Investor shall remain liable for the performance of the obligations such subsidiary hereunder and thereunder.

                  Section 6.5 Entire Agreement. This Agreement (including exhibits hereto), together with the Registration Rights Agreement, contains the complete understanding of the Parties with respect to the subject matter hereof and thereof and supersedes all prior understandings and writings relating to the subject matter hereof and thereof. The exhibits to this Agreement are incorporated into and form an integral part hereof. If an exhibit is a form of agreement, such agreement, when executed and delivered by the Parties, shall constitute a document independent of this Agreement.

                  Section 6.6 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles. Each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional purposes, in the Supreme Court of the State of New York.

                  Section 6.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                  Section 6.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  Section 6.9 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth below and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service, or (d) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a Business Day; or otherwise, on the next Business Day following such transmission). Either party may change its address by giving notice to the other party in the manner provided above.

         To the Company:         Regeneron Pharmaceuticals, Inc.
                                 777 Old Saw Mill Road
                                 Tarrytown, New York 10591
                                 Attention: General Counsel

         With a copy (which      Skadden, Arps, Slate, Meagher & Flom LLP
         shall not constitute    4 Time Square
         notice) to:             New York, NY 10036
                                 Attention: David J. Goldschmidt, Esq.

         To the Investor:        Novartis Pharma AG
                                 Lichtstrasse 35
                                 CH-4002 Basel
                                 Switzerland
                                 Attention: General Counsel

         With a copy to (which:  Novartis Corporation
         shall not constitute    608 Fifth Avenue
         notice) to              New York, New York 10020
                                 Attention: General Counsel and Deputy
                                 General Counsel

                  Section 6.10 Expenses. Each party shall pay its own fees and expenses with respect to this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  Section 6.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

                  Section 6.12 Severability. If, under applicable laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement ("Severed Clause"), then, it is mutually agreed that this Agreement shall endure except for the Severed Clause. The Parties shall consult and use their reasonable best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such Severed Clause in light of the intent of this Agreement.

                  Section 6.13      Confidentiality and Publicity.

                  (a) Neither the Company nor the Investor shall disclose to any person (other than its attorneys, accountants, employees, officers, and directors) the existence or terms of this Agreement or any of the transactions contemplated hereby without the prior written consent of the other party, except as may, in the reasonable opinion of such party's counsel, be required by law (in which event the disclosing party shall first consult with the other party with respect to such disclosure). If the Company is required to provide a copy of this Agreement or any related document to any third party, the Company shall ensure that such document is redacted, to the extent permitted by law, to eliminate all confidential information. The Investor shall have the right to review and approve each such document prior to its submission to a third party. A period of five (5) Business Days shall be provided for such review unless not permitted by law, in which case the maximum period allowable shall be provided. The Company and the Investor shall consult and reach agreement with one another as to the form and substance of any press release or any other public disclosure of the existence or terms of this Agreement or the transactions contemplated hereby prior to issuing any such press release or making any such public disclosure.

                  (b) The Company shall not later than April 5, 2003, issue a press release (the "Axokine Press Release") announcing the results of the initial Phase 3 clinical study for Axokine.

                    [Remainder of page intentionally blank.]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    NOVARTIS PHARMA AG

                                    By: /s/ Joseph E. Mamie
                                       -----------------------------------------
                                     Name: Joseph E. Mamie
                                     Title: Head Operational Treasury

                                    By: /s/ Kim Urdahl
                                       -----------------------------------------
                                     Name: Kim Urdahl
                                     Title: Head of Legal, Primary Care

                                    REGENERON PHARMACEUTICALS, INC.

                                    By: /s/ Stuart Kolinski
                                       -----------------------------------------
                                     Name: Stuart Kolinski
                                     Title: Vice President & General Counsel